Exhibit 99.1
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
ANNOUNCES PRICING OF PREFERRED STOCK OFFERING
DENVER, COLORADO, July 26, 2011
     Apartment Investment and Management Company (“Aimco”) (NYSE: AIV) announced today that it has priced an underwritten public offering of 800,000 shares of its 7.00% Class Z Cumulative Preferred Stock. The shares were priced at $24.25 per share, equating to a yield of 7.216%, for gross proceeds to Aimco of approximately $19.4 million. The net proceeds of the offering are expected to be approximately $18.5 million, and will be used by Aimco for general corporate purposes, which may include the redemption of other preferred securities.
     Aimco expects to close the sale of the Class Z Cumulative Preferred Stock, subject to customary conditions, on or about July 29, 2011.
     McNicoll, Lewis & Vlak LLC is acting as sole book-running manager for the offering, and Wunderlich Securities, Inc. and Wm Smith & Co. are acting as co-managers for the offering.
     The shares of Class Z Cumulative Preferred Stock have a liquidation preference of $25 per share, have no stated maturity, are not subject to any sinking fund and are redeemable at par plus accumulated, accrued and unpaid dividends at Aimco’s option after July 29, 2016 at any time or from time to time.
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering will be made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from McNicoll, Lewis & Vlak LLC, 1251 Avenue of the Americas, 41st Floor, New York, New York 10020, Attn: Randy Billhardt, via email: rbillhardt@mlvco.com and via phone: (212) 542-5882.
     Aimco is a real estate investment trust that is focused on the ownership and management of quality apartment communities located in the 20 largest markets in the United States. Aimco is one of the country’s largest owners and operators of both conventional and affordable apartments, with 648 communities serving approximately 500,000 residents in 42 states, the District of Columbia and Puerto Rico. Aimco common shares are traded on the New York Stock Exchange under the ticker symbol AIV and are included in the S&P 500.
     Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s judgment as of this date and include certain risks and uncertainties. Risks and uncertainties include, but are not limited to, Aimco’s ability to maintain current or meet projected occupancy, rental rates and property operating results. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond the control of Aimco, including, without limitation: financing risks, including the availability and cost of capital markets financing and the risk that our cash flows from operations may be insufficient to meet required payments of principal and interest; earnings may not be sufficient to maintain compliance with debt covenants; real estate risks, including fluctuations in real estate values and the general economic climate in the markets in which we operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the terms of governmental regulations that affect Aimco and interpretations of those regulations; the competitive environment in which Aimco operates; the timing of acquisitions and dispositions; insurance risk, including the cost of insurance; natural disasters and severe weather such as hurricanes; litigation, including costs associated with prosecuting or defending claims and any adverse outcomes; energy costs; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by Aimco.
     In addition, our current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership.
     Readers should carefully review Aimco’s financial statements and notes thereto, as well as the risk factors described in Aimco’s Annual Report on Form 10-K for the year ended December 31, 2010, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances.

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